Exhibit 99.1

NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS OF ABBVIE INC. REGARDING THE POTENTIAL COMPLETE BLACKOUT IN TRANSACTIONS INVOLVING EQUITY SECURITIES OF ABBVIE INC.

This notice is required by law and is to formally notify you of a possible complete blackout. Please note that the possible blackout referenced in this notice is in addition to any other blackout period to which you are otherwise subject, including the restrictions on trading activity under the AbbVie Insider Trading in Securities policy and any other relevant restrictions under tender offer rules.

Restrictions on Trading AbbVie Inc. Equity Securities

As you know, on May 1, 2018, AbbVie Inc. (the “Company”) launched a tender offer (the “Offer”) to purchase from its stockholders up to $7,500,000,000 in value of shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at a price not greater than $114 nor less than $99.  In connection with the Offer, eligible participants in the AbbVie Savings Plan and the AbbVie Puerto Rico Savings Plan (the “Plans”) who choose to participate in the Offer will not be able to effect certain transactions with respect to their plan’s Company stock fund, including obtaining loans or other withdrawals and transferring funds into or out of the Company stock fund (other than regular payroll contributions) (the “Participant Restrictions”).  If the Participant Restrictions apply to 50% or more of the participants in the Plans for a period of more than three consecutive business days, a blackout period would arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR.  During any blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or service as a director of the Company (or any successor or subsidiary corporation).

Blackout Period

If the conditions requiring a blackout occur, we will promptly notify you. We estimate that the complete blackout could begin as soon as 4 p.m., New York City Time on May 23, 2018 and could extend through June 13, 2018.  We will provide you with updated information once we have determined whether the conditions requiring a blackout have occurred.

Trading Restrictions

If a blackout occurs, during the blackout period you would be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring Shares and derivative securities, such as stock options and restricted stock units, that you acquired in connection with your service as a director or your employment as an executive officer of the Company (or any successor or subsidiary corporation), subject to certain exceptions. In this regard, any Share or Company derivative security that you sell or otherwise transfer is automatically treated as acquired in connection with your service as a director or an executive officer unless you establish that the security was acquired from another source in accordance with rules established by the Securities and Exchange Commission. If you engage in a transaction in violation of these rules, you may be required to disgorge any profits from the transaction and there may be civil and criminal penalties. Please note that these trading prohibitions also apply to Shares and Company derivative securities held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations. As noted above, the possible blackout described in this required notice is in addition to the restrictions on trading activity under the AbbVie Insider Trading in Securities policy and any other relevant restrictions under tender offer rules.

Questions

Inquiries concerning the potential blackout period, including the beginning and ending dates of the trading restrictions, may be directed without charge to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

Attention: Kathleen Scheidt, Head Counsel, Executive Compensation & Employee Benefits

Telephone number: (847) 938-8188

May 1, 2018